UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 29, 2006

Date of Report (Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) On August 29, 2006, PricewaterhouseCoopers LLP (“PWC”), the independent registered public accounting firm for Merix Corporation (the “Company”), notified the Company that PWC has declined to stand for re-appointment as the Company’s independent registered public accounting firm for the year ending May 26, 2007.

The reports of PWC on the Company’s consolidated financial statements for the fiscal years ended May 27, 2006 and May 28, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended May 28, 2005 and May 27, 2006, and through August 29, 2006, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows. The Company’s Annual Report on Form 10-K for the year ended May 27, 2006, which includes the consolidated financial statements as of May 27, 2006 and May 28, 2005 and for each of the three years in the period ended May 27, 2006 (the “2006 annual consolidated financial statements”) filed on August 24, 2006 (the “Form 10-K”), contained an adverse opinion from PWC with respect to the effectiveness of the Company’s internal control over financial reporting as of May 27, 2006. PWC identified the following material weaknesses in its report:

1. The Company did not maintain a sufficient complement of personnel to maintain an appropriate accounting and financial reporting organizational structure to support the activities of the Company. Specifically, the Company did not maintain personnel with an appropriate level of accounting knowledge, experience and training in the selection, application and implementation of generally accepted accounting principles with respect to: (i) stock-based compensation, (ii) external financial reporting including income tax disclosures, (iii) accrued liabilities, and (iv) classification of assets held-for-sale. This material weakness resulted in audit adjustments to the Company’s 2006 annual consolidated financial statements and contributed to the following material weakness discussed in (2) below. Additionally, this control deficiency could result in a misstatement of substantially all accounts and disclosures that would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

2. The Company did not maintain effective controls over the completeness, accuracy and disclosure of segment information. Specifically, controls over segment reporting were not effective to ensure that disclosures were determined in accordance with generally accepted accounting principles. This control deficiency resulted in an audit adjustment to the required disclosure included in the notes to the Company’s 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of segment disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Additionally, this control deficiency could result in a misstatement of segment information that would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

During the fiscal years ended May 28, 2005 and May 27, 2006, and through August 29, 2006, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, except that the Company’s management and Audit Committee initially disagreed with PWC’s conclusion that the Company was to report segment information. The Company subsequently identified operating segments in accordance with Statement of Financial Accounting Standards No. 131 “Disclosures about Segments of an Enterprise and Related Information,” and reported segment information for its Oregon, San Jose, California and Asian operations, as applicable, for the fiscal years ended May 27, 2006 and May 28, 2005. The Company’s financial statements included in the Form 10-K disclose three reportable business segments, which resolved the disagreement.

The Company’s management and Audit Committee have discussed the disagreement and reportable events described above with PWC. The Company has authorized PWC to respond fully to the inquiries of the successor independent registered public accounting firm concerning such matters.

The Company has provided a copy of this Form 8-K to PWC and requested PWC to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Form 8-K, and, if not, identifying the statements with which it does not agree. PWC’s letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from PricewaterhouseCoopers LLP, dated September 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2006	/s/ Stephen M. Going
Stephen M. Going
Vice President, General Counsel and Secretary